Exhibit 99.1

News Release
2000 W. Sam Houston Parkway South
Suite 1700
Houston, TX 77042
713-267-7600 Tel
BRISTOW GROUP CEO TO PRESENT MARCH 22 AT THE
HOWARD WEIL ENERGY CONFERENCE IN NEW ORLEANS
HOUSTON (March 13, 2006) — Bristow Group Inc. (NYSE: BRS) said today it will be presenting at the Howard Weil 34th Annual Energy Conference being held March 19-23, 2006, at the Sheraton New Orleans Hotel.
Bristow Group President and CEO William E. Chiles is scheduled to address the conference’s audience of financial analysts and institutional money managers starting at 2:10 p.m. CST (3:10 p.m. EST) on Wednesday, March 22, 2006.
About Bristow Group Inc.
Bristow Group Inc., formerly Offshore Logistics, Inc., is a major provider of helicopter transportation services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the U.S. Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Russia, Egypt and the Far East. Additionally, the Company is a leading provider of production management services for oil and gas production facilities in the U.S. Gulf of Mexico. The Company’s Common Stock is traded on the New York Stock Exchange under the symbol BRS.
Investor Relations Contact:
Joe Baj
(713) 267-7605
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